UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-8932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2018 annual meeting of stockholders (the “Annual Meeting”) of Wayside Technology Group, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2012 Stock-Based Compensation Plan (the “Plan”), which provides for an increase in the number of shares of the Company’s common stock authorized under the Plan from 600,000 to 1,000,000.

A description of the Amendment is set forth on page 23 of the definitive Proxy Statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 25, 2018, which description is incorporated by reference herein. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

As previously reported, on May 11, 2018, the Board of Directors of the Company appointed Steve DeWindt as the Company’s Interim President and Chief Executive Officer.  Mr. DeWindt will continue to serve on the Board of Directors while he serves as Interim President and Chief Executive Officer. While Mr. DeWindt serves as Interim President and Chief Executive Officer, Mr. DeWindt will not serve on any committee of the Board of Directors of the Company.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 6, 2018. At the Annual Meeting, 4,180,515 shares of the Company’s common stock were represented either in person or by proxy, which is equal to 92.77% of the Company’s issued and outstanding common stock. At the Annual Meeting, the Company’s stockholders (i) elected the four nominees named below to the Company’s Board of Directors, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified; (ii) approved an advisory resolution approving the compensation of the Company’s named executive officers an; (iii) approved the Amendment; and (iv) ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2018.

Proposal 1: Election of Directors — The final number of votes for, withheld or abstained from voting and broker-non-votes were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non- Votes

Mike Faith	1,933,833	673,258	—	1,573,424

Steve DeWindt	1,812,766	794,325	—	1,573,424

Diana Kurty	1,932,915	674,176	—	1,573,424

Jeffrey Geygan	2,513,667	92,623	—	1,573,424

Proposal 2: Advisory Resolution to Approve Compensation of the Company’s Named Executive Officers— The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,845,397	717,480	44,214	1,573,424

Proposal3:  Vote to Approve the Amendment. The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,471,425	1,083,497	52,169	1,573,424

Proposal 4: Ratification of the Appointment of EisnerAmper LLP as the Company’s Independent Registered Public Accounting Firm for 2018 — The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,894,338	99,165	187,012	—

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                        Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: June 8, 2018	By:	/s/ Michael Vesey
	Name:	Michael Vesey
	Title:	Vice President and Chief Financial Officer